SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 8, 2007
ASTA FUNDING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26906	22-3388607
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

210 Sylvan Avenue
Englewood Cliffs, New Jersey	07632

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (201) 567-5648
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.
     On March 8, 2007, the Board of Directors of the Company approved a cash bonus of $50,000 to be paid to Mitchell Cohen, the Company’s Chief Financial Officer for his participation and completion of the Company’s successful acquisition of a portfolio of approximately $6.9 billion in face value receivables. The timing and amount of the bonus were determined at the Board’s discretion.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTA FUNDING, INC.
By:	/s/ Gary Stern
Gary Stern
President & CEO

Date: March 13, 2007